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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) - February 23, 2004



                                    TXU CORP.
             (Exact name of registrant as specified in its charter)





             TEXAS                     1-12833                75-2669310

  (State or other jurisdiction     (Commission File        (I.R.S. Employer
        of incorporation)              Number)            Identification No.)



            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


      Registrant's telephone number, including Area Code - (214) 812-4600



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 23, 2004, TXU Corp. announced that the board of directors selected
C. John Wilder as president and chief executive of TXU Corp., effective immediately. Wilder, formerly executive vice president and chief financial officer of Entergy Corporation, will succeed Erle Nye, 66, who is stepping down as chief executive. Nye will continue as chairman of the board through May of 2005. He will remain on the board after that, and it is expected that Wilder will become chairman and chief executive.

Wilder, 45, has been a core member of Entergy's management team, serving in a wide variety of leadership roles, including creating and growing businesses, improving risk management controls, negotiating complex transactions and establishing a new standard of excellence in financial disclosures. Under his leadership, Entergy was recognized nationally for its financial performance and disclosure practices.

Nye will continue to be involved in industry and community affairs as chairman. A career employee, Nye was elected president and chief executive of the company in 1995 and chairman of the board in 1997.

Wilder assumes the chief executive's role at TXU after five years with Entergy Corporation. Wilder joined Entergy in 1998 after 20 years with the Royal Dutch/Shell group. He served as a core member of the new management team appointed to lead Entergy's financial turnaround. Under his leadership, Entergy achieved the industry-leading: total shareholder return of more than 200 percent; earnings growth of more than 14 percent per year; and improvement in net debt to total capital of almost 20 percent. Entergy completed about 20 complex transactions of more than $15 billion and dramatically improved the financial, operational, safety and customer performance of the company.

A native of Missouri, Wilder graduated magna cum laude from Southeast Missouri State University with a B.S. degree in business administration, and he earned an M.B.A. degree from the University of Texas. In 2004, Wilder was recognized by Institutional Investor as the best CFO in the Electric Utilities industry.

TXU is a major energy company with operations in North America and Australia. TXU manages a diverse energy portfolio with a strategic mix of over $31 billion of assets. TXU's distinctive business model for competitive markets integrates generation, portfolio management, and retail into one single business. The regulated electric and natural gas distribution and transmission businesses complement the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable energy delivery to consumers and earnings and cash flow for stakeholders. In its primary market of Texas, TXU's portfolio includes 19,000 megawatts of generation and additional contracted capacity with a fuel mix of coal/lignite, natural gas/oil, nuclear power and wind. TXU serves more than five million customers in North America and Australia, including 2.6 million competitive electric customers in Texas where it is the leading energy retailer. Visit www.txucorp.com for more information about TXU.


This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the company's SEC filings. The risks and uncertainties set forth in the company's SEC filings include TXU's ability to obtain all necessary governmental and other approvals and consents for the sale of TXU Communications, prevailing government policies on environmental, tax or accounting matters, regulatory and rating agency actions, weather conditions, unanticipated population growth or decline and changes in market demand and demographic patterns, changing competition for customers including the deregulation of the U.S. electric utility industry and the entry of new competitors, pricing and transportation of crude oil, natural gas and other commodities, unanticipated power plant outages, financial and capital market conditions, unanticipated changes in operating expenses and capital expenditures, legal and administrative proceedings and settlements, inability of the various counterparties to meet their obligations with respect to financial instruments, and changes in technology used and services offered by TXU Corp.
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                             SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                TXU CORP.



                                By:           /s/ David H. Anderson
                                   ------------------------------------------

                                    Name:  David H. Anderson
                                    Title: Controller and Principal Accounting
                                           Officer


Dated:  February 23, 2004